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                                                                       Exhibit J

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 43 to File No. 2-62218; Amendment No. 36 to File No. 811-2853) of Legg Mason Cash Reserve Trust of our report dated September 27, 2004 included in the 2004 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 30, 2004